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                         THE McGRAW-HILL COMPANIES, INC.

         SCHEDULE II - RESERVES FOR DOUBTFUL ACCOUNTS AND SALES RETURNS

                             (Thousands of dollars)


                                      Balance at       Additions                                     Balance
                                      beginning        charged                                       at end
                                       of year        to income        Deductions       Other        of year
                                      ---------       ---------        ----------       -----        -------
                                                                          (A)
Year ended 12/31/00
 Allowance for doubtful
  accounts                            $125,144         $ 47,589        $ 34,992         $            $137,741
 Allowance for returns                 107,382           11,140                                       118,522
                                      --------         --------        --------         -------      --------
                                      $232,526         $ 58,729        $ 34,992         $            $256,263
                                      ========         ========        ========         =======      ========

Year ended 12/31/99
 Allowance for doubtful
  accounts                            $113,639         $ 68,657        $ 57,152         $            $125,144
 Allowance for returns                  98,784            8,598                                       107,382
                                      --------         --------        --------         -------      --------
                                      $212,423         $ 77,255        $ 57,152         $            $232,526
                                      ========         ========        ========         =======      ========

Year ended 12/31/98
 Allowance for doubtful
  accounts                            $ 98,321         $104,597        $ 89,279         $            $113,639
 Allowance for returns                  84,308           14,476                                        98,784
                                      --------         --------        --------         -------      --------
                                      $182,629         $119,073        $ 89,279         $            $212,423
                                      ========         ========        ========         =======      ========

(A)      Accounts written off, less recoveries.


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